EXHIBIT 99.1

Broadridge Reports First Quarter Fiscal 2027 Results
Recurring revenues grew 11% on a reported and constant currency basis
Diluted EPS was $0.83 and Adjusted EPS grew 3% to $1.56
Closed sales grew 10% to $36 million
Reaffirming FY’27 guidance, including 6-8% Recurring revenue growth constant currency, 8-12% Adjusted EPS growth, and Closed sales of $290-$330 million
NEW YORK, N.Y., November 3, 2026 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2026 of its fiscal year 2027. Results compared with the same period last year were as follows:

Summary Financial Results	First Quarter
Dollars in millions, except per share data	2027	2026	Change

Recurring revenues	$1,083	$977	11%
Constant currency growth (Non-GAAP)			11%
Total revenues	$1,669	$1,589	5%

Operating income	$174	$189	(8%)
Margin	10.4%	11.9%

Adjusted Operating income (Non-GAAP)	$230	$251	(9%)
Margin (Non-GAAP)	13.8%	15.8%

Diluted EPS	$0.83	$1.40	(41%)
Adjusted EPS (Non-GAAP)	$1.56	$1.51	3%

Closed sales	$36	$33	10%
“Broadridge is driving digital engagement, scaling agentic AI, and accelerating tokenization while delivering strong financial results,” said Tim Gokey, Broadridge CEO. “Fiscal first quarter Recurring revenue grew 11% constant currency, including 9% Organic growth, and Closed sales rose 10% to $36 million. Adjusted EPS increased 3% to $1.56.
“We continued to be buyers of Broadridge shares, repurchasing $200 million in the quarter while returning an additional $111 million to shareholders via our dividend.
“With a strong start to the year, we are reaffirming our fiscal year 2027 guidance, including 6-8% Recurring revenue growth constant currency, 8-12% Adjusted EPS growth, Free cash flow conversion of 100%+, and strong Closed sales of $290-$330 million,” Mr. Gokey concluded.

Fiscal Year 2027 Financial Guidance

	FY’27 Guidance	Updates
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%	No Change
Adjusted Operating income margin (Non-GAAP)	~21%	No Change
Adjusted Earnings per share growth (Non-GAAP)	8 - 12%	No Change
Free cash flow conversion (Non-GAAP)	100%+	No Change
Closed sales	$290 - $330 million	No Change
Financial Results for First Quarter Fiscal Year 2027 compared to First Quarter Fiscal Year 2026
•Total revenues increased 5% to $1,669 million from $1,589 million.
◦Recurring revenues increased $106 million, or 11%, to $1,083 million. Recurring revenue growth constant currency (Non-GAAP) was 11%, driven by 9pts from Organic growth.
◦Event-driven revenues decreased $46 million, or 41%, to $67 million, as lower mutual fund proxy revenues were partially offset by higher equity and other revenue.
◦Distribution revenues increased $20 million, or 4%, to $518 million, driven primarily by the postage rate increase of approximately $18 million.
•Operating income was $174 million, a decrease of $15 million, or 8%. Operating income margin decreased to 10.4%, compared to 11.9% for the prior year period.
◦Adjusted Operating income was $230 million, a decrease of $22 million, or 9%. Adjusted Operating income margin was 13.8% compared to 15.8% for the prior year period.
•Interest expense, net was $27 million, an increase of $3 million from $24 million.
•The effective tax rate was 13.6% compared to 22.4% in the prior year period. The decrease was primarily driven by an increase in total discrete tax benefits relative to pre-tax income.
•Net earnings decreased 43% to $95 million and Adjusted Net earnings were flat at $178 million.
◦Diluted earnings per share decreased 41% to $0.83, compared to $1.40 in the prior year period, and
◦Adjusted earnings per share increased 3% to $1.56, compared to $1.51 in the prior year period.
Segment and Other Results for First Quarter Fiscal Year 2027 compared to First Quarter Fiscal Year 2026
ICS
•Total revenues were $1,153 million, an increase of $23 million, or 2%.
◦Recurring revenues increased $50 million, or 10%, to $568 million. Recurring revenue growth constant currency (Non-GAAP) was 10%, driven by 8pts of Organic growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 17% and 17%, respectively. Equity revenue position growth was 11% and Mutual fund/ETF position growth was 16%.
▪Data-driven fund solutions increased 10% and 10%, respectively, driven by growth from the acquisitions of Acolin and iJoin and in data and analytics revenues.
▪Issuer rose 4% and 4%, respectively, driven by growth in disclosure solutions.

▪Customer communications rose 3% and 3%, respectively, driven by growth in digital and print revenues, as well as the acquisition of Signal Agency Limited (“Signal”).
◦Event-driven revenues decreased $46 million, or 41%, to $67 million, as lower mutual fund proxy revenues were partially offset by higher equity and other revenue.
◦Distribution revenues increased $20 million, or 4%, to $518 million, driven primarily by the postage rate increases of approximately $18 million.
•Earnings before income taxes decreased $22 million, or 18%, to $104 million. The earnings benefit from higher Recurring revenue was offset by lower Event-driven revenues and higher Operating expenses. Operating expenses rose 5%, or $46 million, to $1,049 million, driven by higher distribution and technology expenses, as well as the impact of acquisitions.
GTO
•Recurring revenues were $516 million, an increase of $56 million, or 12%. Recurring revenue growth constant currency (Non-GAAP) was 13%, driven by 10pts of Organic growth and 3pts from the acquisition of CQG, Inc. (“CQG”).
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 17% and 17%, respectively, driven by 12pts of Organic growth, including a 4pt benefit from higher software term license revenues and 5pts from the acquisition of CQG.
◦Wealth and Investment Management rose 5% and 6%, respectively, all Organic, including 3pts of higher software term license revenues.
•Earnings before income taxes were $99 million, an increase of $31 million, or 47%, as higher revenues more than offset higher expenses. Operating expenses rose 6%, or $25 million, to $417 million driven by higher revenue and technology expenses, as well as the impact of the CQG acquisition.
Corporate and Other
•Loss before income taxes was $93 million, a decrease of $112 million, due to non-cash Losses on Digital Assets of $40 million in the current year period compared to a gain of $46 million in the prior year period, and Restructuring and Other Related Costs of $15 million.

Earnings Conference Call
An analyst conference call will be held today, November 3, 2026, at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 10, 2026, the recording will also be available by dialing 1-855-669-9658 within the United States or 1-412-317-0088 for international callers, using passcode 4349092 for either dial-in number.
Investor Day 2026
Broadridge will host an Investor Day on Tuesday, December 8, 2026 in New York City. Broadridge’s executive leadership team will give an update on the Company’s strategy and provide new three-year financial objectives. A live webcast and replay of the event will be available on Broadridge’s Investor Relations website at www.broadridge-ir.com.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, Free cash flow conversion, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, and are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items:
i.Amortization of Acquired Intangibles and Purchased Intellectual Property, which represent non-cash amortization expenses associated with the Company’s acquisition activities.
ii.Acquisition and Integration Costs, which represent certain transaction and integration costs associated with the Company’s acquisition activities.
iii.Restructuring and Other Related Costs, which represent severance related to workforce actions resulting, in part, from the Company’s AI and productivity initiatives in fiscal year 2027 and severance and other costs related to the closure of substantially all operations of a production facility in fiscal year 2026.
iv.Gains or Losses on Digital Assets, which represent the unrealized gains or losses, as applicable, related to the mark to market of the Company’s digital asset holdings and the realized and unrealized gains or losses, as applicable, associated with the Canton Digital Asset Treasury transaction.
We exclude Acquisition and Integration Costs, Restructuring and Other Related Costs, and Gains or Losses on Digital Assets, from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance.
We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Free cash flow and Free cash flow conversion
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software. Free cash flow conversion is calculated as Free cash flow divided by Adjusted Net earnings for the given period.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2027 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2026 (the “2026 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2026 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;

•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR) is a global technology leader with trusted expertise and transformative technology, helping clients and the financial services industry operate, innovate, and grow. We power investing, governance, and communications for our clients – driving operational resiliency, elevating business performance, and transforming investor experiences. Our technology and operations platforms process and generate over 8 billion communications annually and underpin the daily average trading of over $18 trillion in tokenized and traditional securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing approximately 16,000 associates in 28 countries.
For more information about us, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2026	2025
Revenues	$1,668.7	$1,589.4
Operating expenses:
Cost of revenues	1,240.3	1,166.8
Selling, general and administrative expenses	254.9	233.9
Total operating expenses	1,495.2	1,400.7
Operating income	173.5	188.8
Interest expense, net	(27.1)	(24.2)
Other non-operating income (expenses), net	(36.7)	48.5
Earnings before income taxes	109.7	213.1
Provision for income taxes	14.9	47.7
Net earnings	$94.8	$165.4

Basic earnings per share	$0.83	$1.41
Diluted earnings per share	$0.83	$1.40

Weighted-average shares outstanding:
Basic	113.6	117.0
Diluted	114.3	118.0

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$284.1	$402.9
Accounts receivable, net of allowance for doubtful accounts of $11.7 and $13.2, respectively	1,008.7	1,129.4
Other current assets	245.2	215.8
Total current assets	1,538.1	1,748.1
Property, plant and equipment, net	174.1	174.3
Goodwill	3,768.5	3,787.8
Intangible assets, net	1,136.3	1,199.9
Deferred client conversion and start-up costs	811.2	819.3
Other non-current assets	1,187.0	1,215.9
Total assets	$8,615.2	$8,945.3
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Payables and accrued expenses	1,018.2	1,138.2
Contract liabilities	248.1	276.6
Total current liabilities	1,266.3	1,414.8
Long-term debt	3,347.1	3,254.6
Deferred taxes	357.0	387.0
Contract liabilities	296.3	312.8
Other non-current liabilities	734.6	735.5
Total liabilities	6,001.2	6,104.7
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 112.9 and 114.0 shares, respectively	1.6	1.6
Additional paid-in capital	1,795.6	1,771.2
Retained earnings	4,524.2	4,553.6
Treasury stock, at cost: 41.6 and 40.4 shares, respectively	(3,403.4)	(3,201.7)
Accumulated other comprehensive income (loss)	(304.0)	(284.1)
Total stockholders’ equity	2,614.0	2,840.5
Total liabilities and stockholders’ equity	$8,615.2	$8,945.3

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Three Months Ended September 30,
	2026	2025
Cash Flows From Operating Activities
Net earnings	$94.8	$165.4
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	36.6	32.7
Amortization of acquired intangibles and purchased intellectual property	38.9	50.8
Amortization of other assets	49.8	42.6
Write-down of long-lived assets and related charges	0.3	0.9
Stock-based compensation expense	23.2	15.5
Deferred income taxes	(28.0)	20.8
Digital assets change in fair market value	32.5	(45.8)
Other	(18.6)	(19.5)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	130.5	134.8
Other current assets	2.0	(9.3)
Payables and accrued expenses	(198.4)	(311.7)
Contract liabilities	(25.1)	(5.9)
Other non-current assets	(42.8)	(26.5)
Other non-current liabilities	(2.8)	(2.3)
Net cash flows from operating activities	93.2	42.3
Cash Flows From Investing Activities
Capital expenditures	(15.3)	(15.2)
Software purchases and capitalized internal use software	(1.6)	(14.4)
Acquisitions, net of cash acquired	(1.3)	(55.8)
Other investing activities	(2.2)	(14.6)
Net cash flows from investing activities	(20.5)	(100.0)
Cash Flows From Financing Activities
Debt proceeds	502.1	348.5
Debt repayments	(377.9)	(321.1)
Dividends paid	(111.2)	(103.1)
Purchases of Treasury stock	(200.2)	(150.5)
Proceeds from exercise of stock options	1.8	16.2
Other financing activities	(6.9)	(4.2)
Net cash flows from financing activities	(192.4)	(214.2)
Effect of exchange rate changes on Cash and cash equivalents	0.8	1.1
Net change in Cash and cash equivalents	(118.8)	(270.8)
Cash and cash equivalents, beginning of period	402.9	561.5
Cash and cash equivalents, end of period	$284.1	$290.7

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended September 30,
	2026	2025
Revenues
Investor Communication Solutions	$1,153.2	$1,130.0
Global Technology and Operations	515.5	459.5
Total	$1,668.7	$1,589.4

Earnings before Income Taxes
Investor Communication Solutions	$103.9	$126.4
Global Technology and Operations	98.6	67.3
Other	(92.8)	19.3
Total	$109.7	$213.1

Pre-tax margins:
Investor Communication Solutions	9.0%	11.2%
Global Technology and Operations	19.1%	14.6%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$6.2	$9.8
Global Technology and Operations	32.8	41.0
Total	$38.9	$50.8

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended September 30,
	2026	2025	Change
Investor Communication Solutions
Regulatory	$230.3	$197.2	17%
Data-driven fund solutions	121.6	111.0	10%
Issuer	34.0	32.7	4%
Customer communications	181.6	177.1	3%
Total ICS Recurring revenues	567.6	518.0	10%

Equity and other	33.8	24.0	41%
Mutual funds	33.6	89.8	(63%)
Total ICS Event-driven revenues	67.4	113.8	(41%)

Distribution revenues	518.2	498.1	4%

Total ICS Revenues	$1,153.2	$1,130.0	2%

Global Technology and Operations
Capital markets	$327.2	$280.7	17%
Wealth and investment management	188.3	178.8	5%
Total GTO Recurring revenues	515.5	459.5	12%

Total Revenues	$1,668.7	$1,589.4	5%

Revenues by Type
Recurring revenues	$1,083.1	$977.5	11%
Event-driven revenues	67.4	113.8	(41%)
Distribution revenues	518.2	498.1	4%
Total Revenues	$1,668.7	$1,589.4	5%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended September 30,
	2026	2025	Change

Closed sales (a)	$35.6	$32.5	10%

Position Growth (b)
Equity positions	16%	12%
Equity revenue positions	11%	7%
Mutual fund / ETF positions	16%	2%

Internal Trade Growth (c)	7%	17%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-K for a description of Closed sales and its calculation.
(b) Position Growth is comprised of “equity position growth” and “mutual fund/ETF position growth.” Equity position growth measures the estimated annual change in positions eligible for equity proxy materials. Equity revenue position growth excludes small or fractional equity positions for which the Company does not recognize revenue (“non-revenue positions”). Mutual fund/ETF position growth measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.
(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2026	2025
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$173.5	$188.8
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	38.9	50.8
Acquisition and Integration Costs	1.9	7.2
Restructuring and Other Related Costs (a)	15.2	4.4
Adjusted Operating income (Non-GAAP)	$229.6	$251.2
Operating income margin (GAAP)	10.4%	11.9%
Adjusted Operating income margin (Non-GAAP)	13.8%	15.8%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$94.8	$165.4
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	38.9	50.8
Acquisition and Integration Costs	1.9	7.2
Restructuring and Other Related Costs (a)	15.2	4.4
Gains or Losses on Digital Assets	40.2	(45.8)
Subtotal of adjustments	96.3	16.6
Tax impact of adjustments (b)	(13.2)	(3.9)
Adjusted Net earnings (Non-GAAP)	$177.9	$178.1

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.83	$1.40
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.34	0.43
Acquisition and Integration Costs	0.02	0.06
Restructuring and Other Related Costs (a)	0.13	0.04
Gains or Losses on Digital Assets	0.35	(0.39)
Subtotal of adjustments	0.84	0.14
Tax impact of adjustments (b)	(0.12)	(0.03)
Adjusted earnings per share (Non-GAAP)	$1.56	$1.51

	Three Months Ended September 30,
	2026	2025
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$93.2	$42.3
Capital expenditures and Software purchases and capitalized internal use software	(16.9)	(29.6)
Free cash flow (Non-GAAP)	$76.3	$12.7

(a) Restructuring and Other Related Costs for the three months ended September 30, 2026 represent severance related to workforce actions resulting, in part, from the Company’s AI and productivity initiatives. The Company continues to evaluate expanding these actions as it investigates additional AI and other productivity initiatives.
Restructuring and Other Related Costs for the three months ended September 30, 2025 consist of severance and other costs related to the closure of substantially all operations of a production facility. Actions and associated costs related to the closure were completed in the third quarter of fiscal year 2026.
Costs incurred are not reflected in segment profit and are recorded within Corporate and Other.
(b) Calculated using the GAAP effective tax rate, adjusted to exclude $0.1 million and $1.9 million of excess tax benefits associated with stock-based compensation for the three months ended September 30, 2026, and 2025, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended September 30, 2026
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	17%	10%	4%	3%	10%
Impact of foreign currency exchange	0%	0%	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	17%	10%	4%	3%	10%

	Three Months Ended September 30, 2026
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	17%	5%	12%
Impact of foreign currency exchange	0%	1%	0%
Recurring revenue growth constant currency (Non-GAAP)	17%	6%	13%

Three Months Ended September 30, 2026
Consolidated	Total
Recurring revenue growth (GAAP)	11%
Impact of foreign currency exchange	0%
Recurring revenue growth constant currency (Non-GAAP)	11%
Amounts may not sum due to rounding.

Fiscal Year 2027 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth, Adjusted Operating Income Margin, and Free Cash Flow Conversion

FY27 Recurring revenue growth
Impact of foreign currency exchange (a)	(0%) - 0%
Recurring revenue growth constant currency (Non-GAAP)	6 - 8%

FY27 Adjusted Operating income margin (b)(e)
Operating income margin % (GAAP)	~19%
Adjusted Operating income margin % (Non-GAAP)	~21%

FY27 Adjusted earnings per share growth rate (c)(e)
Diluted earnings per share (GAAP)	(8%) - (4%)
Adjusted earnings per share (Non-GAAP)	8 - 12%

FY27 Free cash flow conversion (d)
Cash flow from operating activities relative to net earnings (GAAP)	100% +
Free cash flow conversion rate (Non-GAAP)	100% +

(a) Based on forward rates as of October 2026.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $191 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Restructuring and Other Related Costs.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $1.60 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Restructuring and Other Related Costs, and is calculated using diluted shares outstanding.
(d) Free cash flow conversion guidance (Non-GAAP) is adjusted to exclude approximately $123 million of Capital expenditures as well as Software purchases and capitalized internal use software.
(e) Excludes Gains and Losses on Digital Assets as they are not capable of being forecasted.